Exhibit 10.313

Prepared by and Return To: Charles A. Brake, Jr., Esq. Miller & Martin PLLC 1180 West Peachtree Street NW Suite 2100 Atlanta, Georgia 30309
Note to Clerk: Intangible tax in the amount of $25,000.00 is being paid in connection with the recording of this Instrument.

DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND LEASES, AND SECURITY AGREEMENT

THIS DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND LEASES, AND SECURITY AGREEMENT (this “Instrument”) is made and entered into as of the ___ day of December, 2015, by CB OWNER, LLC, a Delaware limited liability company (“Borrower”), having an address of c/o Catalyst Development Partners, 880 Glenwood Avenue., Suite H, Atlanta, Georgia 30316, in favor of THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank in its capacity as agent and administrative bank (in such capacity, “Administrative Agent”), having a business address of 120 S. LaSalle Street, Chicago, Illinois 60603, for and on behalf of The PrivateBank and Trust Company, in its capacity as a lender, together with any other lenders that acquire an interest in the Loan (defined below) after the date hereof (individually, a “Lender” and collectively, the “Lenders”), this Instrument being given to secure the Secured Indebtedness (as hereinafter defined), which includes a loan in a principal amount of THIRTY EIGHT MILLION ONE HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($38,130,007.00) (the “Loan”), maturing on December 1, 2018 (the “Maturity Date”) subject to extension as provided in the Loan Agreement (as hereafter defined).

WITNESSETH:

WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Construction Loan and Security Agreement dated of even date herewith (together with all amendments, extensions, modifications, restatements, and supplements thereto, being referred to hereinafter as the “Loan Agreement”) (all capitalized terms used herein and not otherwise defined herein shall have the same meanings given to such terms in the Loan Agreement);

WHEREAS, pursuant and subject to the Loan Agreement, Lenders have agreed to lend Borrower the Loan as evidenced by one or more Notes, each maturing on the Maturity Date, or such earlier date as may be provided under the Loan Agreement;

WHEREAS, Borrower is the owner of a fee simple interest in the real property described on Exhibit A attached hereto and incorporated herein by reference; and

WHEREAS, Lenders have required the execution of this Instrument as a condition to the Loan;

NOW, THEREFORE, in consideration of the Secured Indebtedness (as hereinafter defined) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby irrevocably grants, bargains, sells, remises, aliens, assigns, transfers, pledges, conveys, sets over and confirms to Administrative Agent and the successors, successors in title, and assigns of Administrative Agent, subject to the further terms of this Instrument, all of the following property (collectively, the “Secured Property”):

ALL THOSE TRACTS OR PARCELS OF LAND being more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with all right, title, and interest of Borrower, including any after-acquired title or reversion, in and to the rights-of-ways, streets, and alleys adjacent thereto, all easements, and licenses, appertaining thereto, all strips and gores of land adjacent thereto, all vaults, sewers, sewer rights, waters, water courses, water rights and powers, pumps, pumping plants, pipes, flumes, and ditches appertaining thereto, all oil, gas, and other minerals located thereunder, all shrubs, crops, trees, timber and other emblements now or hereafter located thereon, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances whatsoever, in any way belonging, relating to, or appertaining to any of the foregoing (collectively hereinafter referred to as the “Land”);

TOGETHER WITH all fixtures, buildings, structures, parking areas, landscaping, and other improvements of every nature now or hereafter situated, erected, or placed on the Land and all appurtenances and additions thereto and substitutions or replacements thereof, including, but not limited to, all building materials, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, ventilating systems, air conditioning systems, refrigerating systems, elevators, vacuum cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, and fittings (collectively hereinafter referred to as the “Improvements”);

TOGETHER WITH all machinery, equipment, vehicles, and other personal property of Borrower either located on or used in connection with the Land (the “Personal Property”);

TOGETHER WITH all right, title and interest of Borrower in and to all policies of insurance and all condemnation proceeds, which in any way now or hereafter belong, relate, or appertain to the Land, the Improvements, or the Personal Property, or any part thereof;

TOGETHER WITH all present and future leases, tenancies, occupancies, and licenses, and guaranties thereof, whether written or oral (“Leases”), of the Land or the Improvements or any part thereof, and all income, rents, accounts receivable, issues, royalties, profits, revenues, security deposits, and other benefits of the Land or the Improvements, from time to time accruing, (hereinafter collectively referred to as the “Revenues”);

TOGETHER WITH all contracts and agreements for the construction, operation or inspection of the Improvements and other contracts and general intangibles (including but not limited to trademarks, trade names, service marks, logos, goodwill and symbols) related solely to the Land and Improvements or the operation thereof;

TOGETHER WITH all deposits (including but not limited to Borrower’s rights in tenants’ security deposits, deposits with respect to utility services to the Land and Improvements, and any deposits or reserves hereunder or under any other Loan Documents (as defined in the Loan Agreement) for taxes, insurance or otherwise), rebates or refunds of impact fees, taxes, assessments or charges, and all other contracts, purchase agreements, instruments and documents as such may arise from or be related to the Land and Improvements;

TOGETHER WITH all permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Land and Improvements;

TOGETHER WITH all oil, gas and other hydrocarbons and other minerals produced from or allocated to the Land and all products processed or obtained therefrom, and the proceeds thereof;

TOGETHER WITH all proceeds, products, substitutions, and accessions of the foregoing of every type.

TO HAVE AND TO HOLD the Secured Property and all parts, rights, members, and appurtenances thereof, IN FEE SIMPLE FOREVER, to the use, benefit and behoof of Administrative Agent and the successors, successors in title and assigns of Administrative Agent forever, subject only to the Permitted Encumbrances (as defined below).

THIS CONVEYANCE is intended to operate and is to be construed as a deed passing title to the Secured Property to Administrative Agent and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage and is given to secure the following obligations (collectively, the “Secured Indebtedness”) in such order of priority as may be determined pursuant to the Loan Agreement:

all indebtedness of Borrower under the Notes and the Loan Agreement which amount shall be secured hereby with priority effective as of the date hereof;

all of the foregoing indebtedness as may from time to time be evidenced by one or more other promissory notes from Borrower in favor of Lenders;

any and all future advances made pursuant to the Notes, the Loan Agreement, this Instrument and any of the other Loan Documents by Administrative Agent and/or Lenders to or for the benefit of Borrower, direct or indirect, together with interest, fees, costs, and other amounts hereafter arising;

the full and prompt payment and performance of any and all other obligations and covenants of Borrower under the terms of any other Loan Documents;

any and all additional advances made by Administrative Agent and/or Lenders to protect or preserve the Secured Property or the lien hereof on the Secured Property, or to pay taxes, to pay premiums on insurance on the Secured Property or to repair or maintain the Secured Property, or to complete improvements on the Secured Property (whether or not the original Borrower remains the owner of the Secured Property at the time of such advances and whether or not the original Administrative Agent remains the owner of the Secured Indebtedness and this Instrument);

all present and future debts and obligations of Borrower (or any Affiliate of Borrower) under or relating to any Rate Management Agreement or Rate Management Obligations; and

any and all expenses incident to the collection of the Secured Indebtedness and the foreclosure hereof by action in any court or by exercise of the power of sale herein contained, including, without limitation, reasonable attorneys’ fees at standard hourly rates (without regard to any statutory attorneys’ fees provisions) actually incurred by Lender and all costs of collection.

THIS INSTRUMENT is further given for the purpose of creating a lien on and security title in real property in order to secure future advances under the Loan Agreement, whether such advances are obligatory or to be made at the option of Lenders, or otherwise, and whether made before or after default or maturity or other similar events, to the same extent as if such future advances were made on the date of the execution hereof, even if no advance was made at the time of such execution. The lien and security title of this Instrument, as to third persons, with or without actual knowledge hereof, shall be valid as to all such indebtedness and such future advances, from the date of recordation of this Instrument, shall have priority. Furthermore, it is the intent of Borrower and Lenders, as provided by O.C.G.A. Section 44-14-80(a)(1), that this Instrument shall establish for the benefit of Lenders a perpetual or indefinite security interest in the Secured Property conveyed herein to secure the debt of Borrower as evidenced by the Loan until repayment thereof by Borrower.

Should the Secured Indebtedness be paid according to the tenor and effect hereof when the same shall become due and payable, and should Borrower perform all covenants contained herein, then this Instrument shall be canceled and surrendered at Borrower's reasonable expense.

Borrower further covenants and agrees with Administrative Agent and Lenders as follows:

Article 1

COVENANTS OF BORROWER

Section 1.1           Title to the Secured Property. Borrower warrants that: (i) it is lawfully seized and possessed of the Secured Property and that it has fee simple title to the Secured Property, and has good right to convey the same, and the Secured Property is unencumbered except for those items expressly set forth on Exhibit “B” attached hereto and by this reference incorporated herein (the “Permitted Encumbrances”); (ii) it has full power and lawful authority to encumber the Secured Property in the manner and form herein set forth; (iii) it owns or will own all Improvements; (iv) this Instrument creates a valid and enforceable security title, security interest, and lien on the Secured Property; and (v) it will preserve such title, and will forever warrant and defend the same to Lenders and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever, except as to the Permitted Encumbrances.

Section 1.2           Maintenance of the Secured Property.

(a)          Borrower shall keep the buildings, parking areas, roads and walkways, recreational facilities, landscaping and all other improvements of any kind now or hereafter erected on the Secured Property or any part thereof in good condition and repair, will not commit or suffer any waste or will not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Secured Property or any other part thereof or which would or could result in the cancellation of any insurance policy carried with respect to the Secured Property.

(b)          Except in accordance with the Plans and Specifications, Borrower shall not remove, demolish or alter the structural character of the Secured Property without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall not remove or permit to be removed from the Secured Property any item or items referred to in this Instrument which are or may hereafter be in any way attached or affixed to the Land or to any improvement thereon, except in the ordinary course of maintaining and operating the Secured Property.

(c)          If the Secured Property or any part thereof is damaged by fire or other cause, Borrower will give prompt written notice thereof to Administrative Agent.

(d)          Subject to the applicable provisions of the Loan Agreement and the rights of Tenants under any Lease, Administrative Agent and any persons authorized by Administrative Agent shall have the right to enter upon and inspect the Secured Property and to make or cause to be made such investigations and analyses thereof as Administrative Agent deems necessary at all reasonable times and upon reasonable prior notice, and access thereto shall be permitted for such purposes.

(e)          Borrower will promptly comply with all present and future laws, ordinances, orders, rules and regulations of any governmental authority affecting the Secured Property or any part thereof.

(f)          If all or any part of the Secured Property shall be damaged by fire or other casualty, Borrower will, if insurance proceeds are made available for restoration (but regardless of whether any such insurance proceeds are sufficient for the restoration), promptly restore the Secured Property to the equivalent of its original condition or payoff the Secured Indebtedness; and if a part of the Secured Property shall be affected by a condemnation action or taking by eminent domain, Borrower will promptly restore, repair or alter the remaining portions of the Secured Property in a manner reasonably satisfactory to Administrative Agent in accordance with the Loan Documents.

(g)          Borrower shall not, directly or indirectly, initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions applicable to the Secured Property or any part thereof or interest therein without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed, and no such action, vote, consent or the like taken or given by Borrower with respect to the Secured Property or any part thereof or interest therein shall be effective without such prior written consent.

Section 1.3           Insurance; Restoration.

(a)          Borrower shall procure for, deliver to and maintain for the benefit of Lenders during the term of this Instrument, original paid up insurance policies or certificates thereof providing the following types of insurance relating to the Secured Property, issued by such insurance companies, in such amounts, in such form and substance, and with such expiration dates as are reasonably acceptable to Administrative Agent and containing non-contributory standard mortgagee clauses, their equivalent or a satisfactory mortgagee loss payable endorsement in favor of Lenders, providing the following type of insurance covering the Secured Property and the interest and liabilities incident to the ownership, possession and operation thereof, such policies to provide that the insurer shall give Administrative Agent at least thirty (30) days prior written notice of cancellation or termination, and to provide that no act or thing done by the insured shall invalidate or diminish the insurance provided to Lenders and, except for liability policies, containing mortgagee loss payable clauses reasonably satisfactory to Administrative Agent:

(1)         “All risk” hazard insurance, insuring the Secured Property against all hazards, the amount of which insurance shall be not less than one hundred percent (100%) of the full replacement cost of the Secured Property without deduction for depreciation; provided, however, that hazard insurance with respect to improvements under construction shall be in the form of “all risk” builder's risk insurance satisfactory to Administrative Agent; and

(2)         Upon completion of the Improvements, rent insurance against loss of income arising out of any hazard against which the Secured Property are required to be insured under Subparagraph 1.3(a)(l) above in an amount not less than one hundred percent (100%) of one (1) year's payments due under the Notes; and

(3)         Public liability insurance covering all liabilities incident to the construction, ownership, possession and operation of the Secured Property, naming Administrative Agent as an additional insured thereunder, in amounts equal to or greater than $3,000,000.00 per accident or occurrence for personal injury and $1,000,000.00 per accident or occurrence for injury to property; and

(4)         Such other insurance on the Secured Property or any replacements or substitutions therefor and in such amounts as may from time to time be reasonably required by Administrative Agent against other insurable casualties which at the time are commonly insured against in the case of properties of similar character and location, due regard being given to the height and type of the improvements, their construction, location, use and occupancy, or any replacements or substitutions therefor.

If Borrower fails to procure and maintain any of the insurance required herein, Administrative Agent may, at Administrative Agent’s option (without any obligation to do so), obtain such insurance coverage to protect Administrative Agent’s and Lenders’ interests in the Secured Property as Administrative Agent shall so determine in Administrative Agent’s sole discretion. Borrower shall reimburse Administrative Agent upon demand for all costs incurred by Administrative Agent hereunder. If Administrative Agent exercises the foregoing right to obtain insurance coverage, Administrative Agent shall, prior to exercising such right, endeavor to provide notice to Borrower provided that Administrative Agent shall not be in default hereunder for failure to provide such notice.

(b)          Administrative Agent is hereby authorized and empowered, at its option after consulting with Borrower and subject to the terms and conditions of any applicable lease or similar agreement, to adjust or compromise any loss under any insurance policies maintained pursuant to this Section 1.3, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Administrative Agent, instead of to Borrower and Administrative Agent jointly. In the event any insurance company fails to disburse directly and solely to Administrative Agent but disburses instead either solely to Borrower or to Borrower and Administrative Agent jointly, Borrower agrees immediately to endorse and transfer such proceeds to Administrative Agent. Upon the failure of Borrower to endorse and transfer such proceeds as aforesaid, Administrative Agent may execute such endorsements or transfers for and in the name of Borrower and Borrower hereby irrevocably appoints Administrative Agent as Borrower's agent and attorney-in-fact so to do. Subject to the terms and conditions of this Instrument (including, but not limited to, Section 3.15), after deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including reasonable attorneys’ fees and costs actually incurred at standard hourly rates (without regard to any statutory attorneys’ fees provisions), if any, Administrative Agent may apply the net proceeds or any part thereof, at its option, (i) to the payment of the Secured Indebtedness, whether or not due and in whatever order Administrative Agent elects, (ii) to the repair and/or restoration of the Secured Property, and/or (iii) for any other purposes or objects for which Administrative Agent is entitled to advance funds under this Instrument, all without affecting the security interest created by this Instrument; and any balance of such moneys then remaining shall be paid to Borrower or the person or entity lawfully entitled thereto. Administrative Agent shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

(c)          At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section 1.3, a renewal or replacement thereof reasonably satisfactory to Administrative Agent shall be delivered to Administrative Agent. Upon receipt of written request of Administrative Agent, Borrower shall deliver to Administrative Agent receipts evidencing the payment for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Instrument or any other transfer of title to the Secured Property in extinguishment or partial extinguishment of the Secured Indebtedness, all right, title and interest of Borrower in and to all insurance policies then in force shall pass to the purchaser or to Administrative Agent, as the case may be, and Administrative Agent is hereby irrevocably appointed by Borrower as attorney-in-fact for Borrower to assign any such policy to said purchaser or to Administrative Agent, as the case may be, without accounting to Borrower for any unearned premiums thereon.

Section 1.4           Taxes and Other Charges. Borrower shall pay and discharge prior to the delinquency date thereof all taxes of every kind and nature, all water charges, sewer rents and assessments, levies, permit fees, inspection and license fees, and all other charges imposed upon or assessed against the Secured Property or any part thereof or upon the revenues, rents, issues, income, and profits of the Secured Property and, unless Borrower is making monthly deposits with Administrative Agent in accordance with Section 1.11 hereof, Borrower shall exhibit to Administrative Agent validated receipts (or other commercially reasonable evidence of payment) showing the payment of such taxes, assessments, water charges, sewer rents, levies, fees, and other charges which may be or become a lien on the Secured Property within ten (10) days after Administrative Agent’s request therefor. Should Borrower default in the payment of any of the foregoing taxes, assessments, water charges, sewer rents, or other charges and such default continues for five (5) business days after receipt of written notice from Administrative Agent, Administrative Agent may, but shall not be obligated to, pay the same or any part thereof, and amounts so paid shall be secured by this Instrument, and Borrower shall, on demand, reimburse Administrative Agent for all amounts so paid. Notwithstanding the foregoing, Borrower may contest any taxes, water charges, sewer rents and assessments, levies, permit fees, inspection and license fees, and all other charges imposed upon or assessed against the Secured Property so long as Borrower has notified Administrative Agent in writing prior to doing so and so long as Borrower does so in good faith and in accordance with the procedures established for such protest and/or contest pursuant to Applicable Law, during which time the foregoing requirement shall be abated with respect to taxes, assessments and/or charges being protested and/or contested, and no Event of Default shall then exist. Administrative Agent may, in its reasonable discretion and in a manner so as not to hinder Borrower’s ability to comply with applicable procedure for any such protect or contest, require Borrower to post adequate security or a surety bond, reasonably satisfactory to Administrative Agent, to protect Lenders’ interest during such contest.

Section 1.5           Mechanics’ and Other Liens. Borrower shall pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien or claim of lien on the Secured Property or any part thereof and, in general, Borrower shall do, or cause to be done, at the cost of Borrower and without expense to Administrative Agent or Lenders, everything necessary to fully preserve the lien of this Instrument. In the event Borrower fails to make payment of such claims and demands and such failure continues for five (5) business days after receipt of written notice from Administrative Agent, Administrative Agent may, but shall not be obligated to, make payment thereof, and all sums so expended shall be secured by this Instrument, and Borrower shall, on demand, reimburse Administrative Agent for all sums so expended. Notwithstanding the foregoing, Borrower may contest any lien or claim of lien on the Secured Property or any part thereof so long as Borrower has notified Administrative Agent in writing prior to doing so and so long as Borrower does so in good faith by appropriate legal proceedings diligently prosecuted, and so long as Borrower shall furnish to the Title Company such security or indemnity as the Title Company requires to induce the Title Company to issue an endorsement to the Title Policy insuring over the exception created by such lien.

Section 1.6           Condemnation Awards. Borrower, immediately upon written notice of the institution, or the proposed, contemplated or threatened institution of any action or proceeding for the taking through condemnation of the Secured Property or any portion thereof, will notify Administrative Agent of the pendency of such proceedings. Administrative Agent may participate in any such proceedings and Borrower from time to time will deliver to Administrative Agent all instruments requested by it to permit such participation. All awards and compensation for condemnation or other taking or purchase in lieu thereof, of the Secured Property or any part thereof, are hereby assigned to and shall be paid to Administrative Agent. Borrower hereby authorizes Administrative Agent to collect and receive such awards and compensation and to give proper receipts and acquittances therefor. Unless otherwise approved by Administrative Agent, all such awards and compensation shall be applied in the manner as provided in this Instrument. Borrower, upon request by Administrative Agent, shall make, execute, and deliver any and all instruments reasonably requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Administrative Agent free and clear of any liens, charges, or encumbrances of any kind or nature whatsoever.

Section 1.7           Costs of Defending and Upholding the Lien. If any action or proceeding is commenced to which action or proceeding Administrative Agent and/or any Lender is made a party or in which it becomes necessary for Administrative Agent and/or Lender to defend or uphold the lien or security title of this Instrument, Borrower shall, on demand, reimburse Administrative Agent for all expenses (including, without limitation, reasonable attorneys’ fees at standard hourly rates, without regard to any statutory attorneys’ fees, and appellate attorneys’ fees) incurred by Administrative Agent and/or Lender in any such action or proceeding and all such expenses shall be secured by this Instrument.

Section 1.8           Additional Advances and Disbursements. Borrower shall pay when due all payments and charges on all deeds to secure debt, security agreements, liens, encumbrances, ground and other leases, and security interests which may be or become superior or inferior to the lien of this Instrument, and if Borrower shall fail to make such payments and such failure continues for five (5) business days after receipt of written notice from Administrative Agent, Administrative Agent shall have the right, but shall not be obligated, to pay, without notice to Borrower, such payments and charges, and Borrower shall, on demand, reimburse Administrative Agent for amounts so paid. In addition, upon default of Borrower in the performance of any other terms, covenants, conditions, or obligations by it to be performed under any such prior or subordinate lien, encumbrance, lease, or security interest and such default continues for five (5) business days after receipt of written notice from Administrative Agent, Administrative Agent shall have the right, but shall not be obligated, to cure such default in the name and on behalf of Borrower. All sums advanced and expenses incurred at any time by Administrative Agent pursuant to this Section 1.8 or as otherwise provided under the terms and provisions of this Instrument or under applicable law shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate (as defined in the Loan Agreement).

Section 1.9           Costs of Enforcement. Borrower agrees to bear and pay all expenses (including reasonable attorneys’ fees at standard hourly rates (without regard to any statutory attorneys’ fees provisions) actually incurred and all reasonable costs of collection) of or incidental to the perfection and enforcement of any provision hereof, or the enforcement, compromise, or settlement of this Instrument or the Secured Indebtedness, and for the curing thereof, or for defending or asserting the rights and claims of Administrative Agent in respect thereof, by litigation or otherwise. All rights and remedies of Administrative Agent shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary, Borrower: (a) will not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Secured Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Instrument, nor (ii) claim, take, or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Secured Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment, or order of any court of competent jurisdiction, nor (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; (b) hereby expressly waives all benefit or advantage of any such law or laws; and (c) covenants not to hinder, delay, or impede the execution of any power herein granted or delegated to Administrative Agent, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Borrower, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Secured Property marshaled upon any foreclosure hereof.

Section 1.10         Intangible and Other Taxes. Borrower shall pay any and all taxes, charges, filing, registration and recording fees, excises, and levies imposed upon Administrative Agent by reason of its ownership of this Instrument and the other Loan Documents, or by reason of the recording or filing thereof, or any security instrument supplemental hereto, any security instrument or Uniform Commercial Code financing statement with respect to any fixtures or personal property owned by Borrower at the Secured Property and any instrument of further assurance (other than income, franchise and doing business taxes), and shall pay all stamp or intangible taxes and other taxes required to be paid on any of the Loan Documents except any taxes or fees in connection with Administrative Agent’s sale or assignment of any Loan Documents. In the event Borrower fails to make such payment payments and such failure continues for five (5) business days after receipt of written notice from Administrative Agent, then Administrative Agent shall have the right, but shall not be obligated, to pay the amount due, and Borrower shall, on demand, reimburse Administrative Agent for said amount, and until so paid said amount shall become part of the Secured Indebtedness. The provisions of this Section shall survive the repayment of the Secured Indebtedness.

Section 1.11         Escrow Deposits. At Administrative Agent’s request at any time after an Event of Default (as hereinafter defined) has occurred, Borrower shall deposit with Administrative Agent, monthly, one twelfth (1/12th) of the insurance premiums and real estate taxes, assessments, water, sewer, and other charges which might become a lien upon the Secured Property. In addition, if required by Administrative Agent at any time after an Event of Default has occurred, Borrower shall simultaneously therewith deposit with Administrative Agent a sum of money which together with the monthly installments aforementioned will be sufficient to make each of the payments aforementioned at least thirty (30) days prior to the date such payments are deemed delinquent. Should said charges not be ascertainable at the time any deposit is required to be made with Administrative Agent, the deposit shall be made on the basis of the charges for the prior year, and when the charges are fixed for the then current year, Borrower shall deposit any deficiency with Administrative Agent. All funds so deposited with Administrative Agent shall be held by it without interest, may be commingled by Administrative Agent with its general funds and shall be applied in payment of the charges aforementioned when and as payable, to the extent Administrative Agent shall have such funds on hand. If deposits are being made with Administrative Agent, Borrower shall furnish Administrative Agent with bills for the charges for which such deposits are required to be made hereunder and/or such other documents necessary for the payment of same, at least fifteen (15) days prior to the date on which the charges first become payable. The collection of such deposits by Administrative Agent shall not relieve Borrower of any obligations of Borrower under Section 1.3 or Section 1.4 or any other provision of this Instrument; and under no circumstances shall Administrative Agent be liable for failure to make any payment on behalf of Borrower, including, without limitation, payment of taxes, assessments or insurance premiums; provided that, so long as no uncured Event of Default then exists, Administrative Agent shall make such deposits available to Borrower for the payment of taxes, assessments or insurance premiums.

Section 1.12         Transfer of the Secured Property; Transfers of Entity Interests. Borrower hereby acknowledges to Administrative Agent that (a) the identity and expertise of Borrower were and continue to be material circumstances upon which Administrative Agent has relied in connection with, and which constitute valuable consideration to Administrative Agent for, the extending to Borrower of the Secured Indebtedness and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Indebtedness granted to Administrative Agent by this Instrument. Borrower hereby covenants and agrees with Administrative Agent and Lenders, as part of the consideration for the extending to Borrower of the Secured Indebtedness, that, except with regard to transfers expressly permitted by Section 7.34 of the Loan Agreement, Borrower shall not encumber, pledge, convey, transfer or assign any or all of its interest in the Secured Property without the prior written consent of Administrative Agent, and, if Borrower is a corporation, partnership, limited liability company or other artificial entity, there shall be no encumbrance, pledge, conveyance, transfer or assignment of any legal or beneficial interest whatsoever in Borrower or in any entity comprising Borrower without the prior written consent of Administrative Agent. Such consent of Administrative Agent may be given or withheld by Administrative Agent at its sole discretion. The consent by Administrative Agent to any sale, transfer, pledge, encumbrance, creation of a security interest in, or other hypothecation of, any portion of the Secured Property shall not be deemed to constitute a novation or a consent to any further sale, transfer, pledge, encumbrance, creation of a security interest in or other hypothecation, or to waive the right of Administrative Agent, at its option, to declare the Secured Indebtedness immediately due and payable, without notice to Borrower or any other person or entity, upon any such sale, transfer, pledge, encumbrance, creation of a security interest or other hypothecation to which Administrative Agent shall not have consented.

Section 1.13         Leases, Contracts, Etc. Borrower hereby further agrees as follows:

(a)          Borrower does hereby assign to Lenders, the Leases and Revenues (reserving only to Borrower the right to collect currently due and payable Revenues and the right to exercise all of the rights and remedies of the landlord under the Leases so long as no Event of Default has occurred and is continuing hereunder), and Borrower agrees to execute and deliver to Administrative Agent such additional instruments, in form and substance reasonably satisfactory to Administrative Agent, as may hereafter be reasonably requested by Administrative Agent further to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed to impose upon Administrative Agent or Lenders any obligation with respect to any Lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease or in any law of any applicable state in the event that any lessee shall have been joined as a party defendant in any action to foreclose this Instrument and shall have been barred and foreclosed thereby of all right, title, and interest and equity of redemption in the Secured Property).

(b)          Borrower shall not execute an assignment of the Leases or Revenues, or any part thereof with any party other than Administrative Agent unless Administrative Agent shall first consent to such assignment and unless such assignment shall expressly provide that it is subordinate to the collateral assignment contained in this Instrument and any collateral assignment executed pursuant hereto or concerning the Secured Indebtedness.

(c)          Borrower shall not enter into any Lease in the Improvements except as permitted by Section 7.24 of the Loan Agreement.

(d)          Intentionally Omitted.

(e)          Administrative Agent shall have the absolute and continuing right, at all times hereafter, to review and approve, which approval shall not be unreasonably withheld, conditioned or delayed, any and all other material contracts, licenses or permits which, pursuant to their operation and effect, will (or are reasonably likely to) affect, the Secured Property, or any part thereof, and any and all modifications to existing agreements, licenses, and permits which are proposed to be entered into subsequent to the date of this Instrument prior to their execution and delivery by Borrower.

Section 1.14         Estoppel Certificates. Borrower, within twenty (20) days after receipt of written request, shall furnish to Administrative Agent a written statement, duly acknowledged, setting forth to its knowledge the amount due under this Instrument, the terms of payment and maturity date related to all amounts advanced pursuant to or outstanding under the Loan Agreement, the date to which interest has been paid, whether any offsets or defenses exist against the Secured Indebtedness and, if any are alleged to exist, the nature thereof shall be set forth in detail.

Section 1.15         Security Deposits. To the extent required by law or, after an Event of Default, if required by Administrative Agent, all security deposits of tenants of the Secured Property shall be treated as trust funds not to be commingled with any other funds of Borrower. Within twenty (20) days after request by Administrative Agent, Borrower shall furnish satisfactory evidence of compliance with this Section 1.15, as necessary, together with a statement of all security deposits deposited by the tenants and copies of all Leases not theretofore delivered to Administrative Agent, certified by Borrower.

Section 1.16         Indemnity. Borrower shall indemnify and hold Administrative Agent and all Lenders harmless from and against any and all suits, actions, claims, proceedings (including third party proceedings), damages, losses, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees at standard hourly rates without regard to any statutory attorneys’ fees provisions) in connection with this transaction; provided, however, that Borrower shall not be required to indemnify or hold harmless the Administrative Agent or any Lender from any such matters that arise out of the gross negligence or willful misconduct of the Administrative Agent or any Lender. The foregoing indemnity shall survive full payment of the Secured Indebtedness, the foreclosure of this Instrument, any transfer of the Secured Property, and any and all other events relating to the foregoing.

Section 1.17         Security Agreement.

(a)          With respect to the furniture, machinery, apparatus, equipment, appliances, fittings, fixtures, building supplies and materials, articles of personal property, chattels, chattel paper, documents, inventory, accounts, farm products, consumer goods and general intangibles referred to or described in this Instrument, or in any way connected with the use and enjoyment of the Secured Property, this Instrument is hereby made and declared to be a security agreement encumbering each and every item of such property included herein as a part of the Secured Property, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of Georgia. Upon request by Administrative Agent, at any time and from time to time, a financing statement or statements reciting this Instrument to be a security agreement affecting all of such property shall be appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Instrument shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Administrative Agent's sole election. Borrower and Administrative Agent agree that the filing of any such financing statement or statements in the records normally having to do with personal property shall not in any way affect the agreement of Borrower and Administrative Agent that everything used in connection with the production of income from the Secured Property or adapted for use therein or which is described or reflected in this Instrument, is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the real estate conveyed hereby regardless of whether (A) any such item is physically attached to the improvements, (B) serial numbers are used for the better identification of certain items capable of being thus identified in an exhibit to this Instrument, or (C) any such item is referred to or reflected in any such financing statement or statements so filed at any time. Similarly, the mention in any such financing statement or statements of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Borrower's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Secured Property, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of any Lender as determined by this Instrument or affect the priority of Administrative Agent or Lenders’ security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement or statements is solely for the protection of Administrative Agent and Lenders in the event any court shall at any time hold with respect thereto, that notice of Administrative Agent’s or any Lender’s priority of interest, to be effective against all persons or a particular class of persons, must be filed in the Uniform Commercial Code records.

(b)          Borrower warrants that (i) Borrower's (also referred to as “Debtor's”) name, identity or corporate structure and residence or principal place of business are as set forth in Section 1.17(c) hereof; (ii) Borrower (also referred to as “Debtor”) has been using or operating under said name, identity or corporate structure without change for the time period set forth in Section 1.17(c) hereof; and (iii) the location of the collateral, if any, is the same as the location of the Land. Borrower covenants and agrees that Borrower will furnish Administrative Agent with notice of any change in the matters addressed by clauses (i) or (iii) of this Section 1.17(b) within thirty (30) days of the effective date of any such change and Borrower will promptly execute any financing statements or other instruments deemed necessary by Administrative Agent to prevent any filed financing statement from becoming misleading or losing its perfected status.

(c)          The names of the “Debtor” and the “Secured Party,” the identity or corporate structure and residence or principal place of business of “Debtor,” and the time period for which “Debtor” has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit ”C” attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor,” are as set forth in Schedule 2 of said Exhibit ”C” attached hereto; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove.

Section 1.18         Fixture Filing.  This Instrument shall also constitute a “fixture filing” for the purposes of the Uniform Commercial Code against all of the Secured Property which is or is to become fixtures.  The information in Section 1.17(b) and (c) above is provided so that this Instrument shall comply with the requirements of the Uniform Commercial Code for a deed to secure debt to be filed as a financing statement filed as a fixture filing.  A statement describing the portion of the Secured Property comprising the fixtures hereby secured is set forth hereinabove in the definition of “Secured Property”.

Article 2

DEFAULT AND REMEDIES

Section 2.1           Events of Default. Subject to the giving of all required notices and the expiration of any applicable cure periods (as set forth herein or in the Loan Agreement) for the following items (a), (b) and (c), the occurrence of any of the following events shall constitute an Event of Default hereunder: (a) an “Event of Default” under the Loan Agreement, (b) any default by Borrower with respect to any representation or warranty under this Instrument, (c) any default by Borrower with respect to any covenant or obligation contained in this Instrument, or (d) any default by Borrower under any other contract or agreement between Administrative Agent and/or any Lender and Borrower which is not cured within any notice and/or cure period, if any, provided therein.

Section 2.2           Remedies.

(a)          Upon the occurrence and during the continuation of any Event of Default, Administrative Agent may take such action, without notice or demand (except as required in this Instrument), as it deems advisable to protect and enforce its rights against Borrower and in and to the Secured Property. Without limitation of the foregoing, Administrative Agent may take any of the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Administrative Agent may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Administrative Agent hereunder, under the other Loan Documents, and at law: (1) declare the entire unpaid Secured Indebtedness to be immediately due and payable; or (2) notify all tenants of the Secured Property and all others obligated on the Leases that all rents and other sums owing on the Leases have been assigned to Administrative Agent and are to be paid directly to Administrative Agent, and to enforce payment of all obligations owing on the Leases, by suit, ejectment, cancellation, releasing, reletting, or otherwise, whether or not Administrative Agent has taken possession of the Secured Property, and to exercise whatever rights and remedies Administrative Agent may have under any assignment of rents and leases; or (3) enter into or upon the Secured Property, either personally or by its representatives, nominees or attorneys and dispossess Borrower and its tenants and servants therefrom, and thereupon Administrative Agent may (i) use, operate, manage, control, insure, maintain, repair, restore, and otherwise deal with all and every part of the Secured Property and conduct business thereupon; (ii) complete any construction on the Secured Property in such manner and form as Administrative Agent deems advisable in the reasonable exercise of its judgment; (iii) exercise all rights and power of Borrower with respect to the Secured Property, whether in the name of Borrower, or otherwise, including, without limitation, the right to make, cancel, enforce, or modify Leases, obtain and evict tenants, and demand, sue for, collect, and receive all Revenues, which rights shall not be in limitation of Administrative Agent’s rights under any assignment of rents and leases securing the Secured Indebtedness; and (iv) apply the Revenues to the payment of the Secured Indebtedness, after deducting therefrom all expenses incurred in connection with the aforesaid operations (including reasonable attorneys’ fees at standard hourly rates without regard to any statutory attorneys’ fees provisions) and all amounts necessary to pay the taxes, assessments, insurance, and other charges in connection with the Secured Property; or (4) institute proceedings for the complete foreclosure of this Instrument either at law, in equity, or pursuant to Section 2.2(b) hereof, in which case Administrative Agent may bid upon and purchase the Secured Property and the Secured Property may be sold for cash or upon credit in one or more parcels; or (5) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Instrument for the portion of the Secured Indebtedness then due and payable (if Lender shall have elected not to declare the entire Secured Indebtedness to be immediately due and owing), subject to the continuing lien of this Instrument for the balance of the Secured Indebtedness not then due; or (6) sell for cash or upon credit the Secured Property or any part thereof and all estate, claim, demand, right, title, and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Secured Property, this Instrument shall continue as a lien on the remaining portion of the Secured Property; or (7) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any Loan Document; or (8) to the extent permitted by applicable law, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Instrument; or (9) as a matter of strict right, obtain from any court of competent jurisdiction the appointment of a trustee, receiver, liquidator, or conservator of the Secured Property, without regard for the adequacy of the security for the Secured Indebtedness and without regard for the solvency of Borrower, or any other person, firm or other entity liable for the payment of the Secured Indebtedness, and without regard for any other statutory or common law requirements otherwise applicable to the appointment of a trustee, receiver, liquidator, or conservator; or (10) pay or perform any default in the payment, performance, or observance of any term, covenant or condition of this Instrument, and all payments made or costs or expenses incurred by Administrative Agent in connection therewith, shall be secured hereby and shall be, without demand, immediately repaid by Borrower to Administrative Agent with interest thereon the necessity for any such actions and of the amounts to be paid to be in the sole judgment of Administrative Agent, and Administrative Agent may enter and authorize others to enter upon the Secured Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant, or condition without thereby becoming liable to Borrower or any person in possession holding under Borrower; or (11) pursue any remedy with respect to the Secured Property available to a secured party under the Uniform Commercial Code; or (12) pursue such other remedies as Administrative Agent may have under applicable law, in equity or under this Instrument, the Notes, the Loan Agreement, or any of the other Loan Documents.

(b)          If an Event of Default shall have occurred and be continuing and the Secured Indebtedness has been accelerated or is otherwise due and payable in full, Administrative Agent may sell the Secured Property or any part of the Secured Property at public sale or sales before the door of the courthouse of the county in which the Secured Property or any part of the Secured Property is situated, to the highest bidder for cash, in order to pay the Secured Indebtedness secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys’ fees at standard hourly rates (without regard to any statutory attorneys’ fees provisions) as set forth in Section 1.7 above, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said county. At any such public sale, Administrative Agent may execute and deliver to the purchaser a conveyance of the Secured Property or any part of the Secured Property in fee simple, with full warranties of title (or without warranties if Administrative Agent shall so elect) and to this end, Borrower hereby constitutes and appoints Administrative Agent as attorney-in-fact of Borrower to make such sale and conveyance, and thereby to divest Borrower of all right, title, interest, equity and equity of redemption that Borrower may have in and to the Secured Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of Administrative Agent as attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Borrower. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Secured Indebtedness secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Secured Indebtedness secured hereby. In the event of any such foreclosure sale by Administrative Agent, Borrower shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over. In case Administrative Agent shall have proceeded to enforce any right, power, or remedy under this Instrument by foreclosure, entry or otherwise or in the event advertising of the intended exercise of the sale under power provided hereunder is commenced, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, then in every such case (i) Borrower and Administrative Agent shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Administrative Agent shall continue as if no such proceeding had been taken, (iii) each and every default declared or occurring prior to or subsequent to such withdrawal, discontinuance or abandonment shall be deemed to be a continuing default, and (iv) neither this Instrument, nor the Notes, nor the Secured Indebtedness, nor any other Loan Document shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Borrower hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with this sentence.

(c)          The purchase money proceeds or avails of any sale made under or by virtue of this Article 2, together with any other sums which then may be held by Administrative Agent under this Instrument, whether under the provisions of this Article 2 or otherwise, shall be applied to the Secured Indebtedness in the order provided in the Loan Agreement.

(d)          Administrative Agent may adjourn from time to time any sale by it to be made under or by virtue of this Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Administrative Agent, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(e)          Upon the completion of any sale or sales made by Administrative Agent under or by virtue of this Article 2, Administrative Agent, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning, and transferring all estate, right, title, and interest in and to the property and rights sold. Administrative Agent is hereby irrevocably appointed the true and lawful attorney of Borrower, such appointment being coupled with an interest, in its name and stead, to make all necessary conveyances, assignments, transfers, and deliveries of the Secured Property and rights so sold and for that purpose Administrative Agent may execute all necessary instruments of conveyance, assignment, and transfer, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Article 2, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim, and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Borrower.

(f)          In the event of any sale made under or by virtue of this Article 2 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Secured Indebtedness, if not previously due and payable, immediately thereupon shall, anything in the Notes, the Loan Agreement, this Instrument, or any other Loan Document to the contrary notwithstanding, become due and payable.

(g)          Upon any sale made under or by virtue of this Article 2 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Administrative Agent, may bid for and acquire the Secured Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Secured Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Administrative Agent is authorized to deduct under this Instrument.

(h)          No recovery of any judgment by Administrative Agent or any Lender and no levy of an execution under any judgment upon the Secured Property or upon any other property of Borrower shall affect in any manner or to any extent, the lien and title of this Instrument upon the Secured Property or any part thereof, or any liens, titles, rights, powers or remedies of Administrative Agent hereunder, but such liens, titles, rights, powers and remedies of Administrative Agent shall continue unimpaired as before.

(i)          Borrower agrees, to the fullest extent permitted by law, that upon the occurrence and during the continuation of an Event of Default, neither Borrower nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Secured Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Borrower, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien or title hereof.

(j)          The failure to make any such tenants of the Secured Property party to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Borrower, a defense to any proceedings instituted by Administrative Agent to collect the sums secured hereby.

(k)          Administrative Agent, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants of the Secured Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Borrower, a defense to any proceedings instituted by Lender to collect the sums secured hereby.

Section 2.3           Possession of the Secured Property. Upon any foreclosure of the Secured Property, it is agreed that the then owner of the Secured Property, if it is the occupant of the Secured Property or any part thereof, shall immediately surrender possession of the Secured Property so occupied to Administrative Agent, and if such occupant is permitted to remain in possession, the possession shall be as tenant of Administrative Agent and, on demand, such occupant (a) shall pay to Administrative Agent monthly, in advance, a reasonable rental for the space so occupied, and (b) in default thereof may be dispossessed by the usual summary proceedings. The covenants herein contained may be enforced by a receiver of the Secured Property or any part thereof. Nothing in this Section 2.3 shall be deemed to be a waiver of the provisions of this Instrument prohibiting the sale or other disposition of the Secured Property without Administrative Agent’s consent.

Section 2.4           Borrower’s Actions After Default. Nothing herein shall be deemed to require the commencement of a suit or the consent of Borrower as a condition precedent for Administrative Agent’s right to the appointment of a receiver or the exercise of any other rights or remedies available to Lender.

Section 2.5           Control by Administrative Agent After Default. Notwithstanding the appointment of any receiver, liquidator, or trustee of Borrower, or of any of its property, or of the Secured Property or any part thereof, Administrative Agent shall be entitled to retain possession and control of all property now and hereafter covered by this Instrument.

Section 2.6           WAIVER OF BORROWER’S RIGHTS. BY EXECUTION OF THIS INSTRUMENT, BORROWER EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF ADMINISTRATIVE AGENT TO ACCELERATE THE SECURED INDEBTEDNESS EVIDENCED BY THE NOTES AND LOAN AGREEMENT AND THE POWER OF ATTORNEY GIVEN HEREIN TO ADMINISTRATIVE AGENT TO SELL THE SECURED PROPERTY BY NONJUDICIAL FORECLOSURE UPON AN EVENT OF DEFAULT BY BORROWER WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE EXCEPT AS REQUIRED IN THE LOAN AGREEMENT; (B) TO THE EXTENT ALLOWED BY APPLICABLE LAW, WAIVES ANY AND ALL RIGHTS WHICH BORROWER MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY ADMINISTRATIVE AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO ADMINISTRATIVE AGENT OR LENDERS; (C) ACKNOWLEDGES THAT BORROWER HAS READ THIS INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO BORROWER AND BORROWER HAS CONSULTED WITH LEGAL COUNSEL OF BORROWER’S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF BORROWER HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY BORROWER AS PART OF A BARGAINED FOR LOAN TRANSACTION.

Article 3

MISCELLANEOUS

Section 3.1           Credits Waived. Borrower will not claim nor demand nor be entitled to any credit or credits against the Secured Indebtedness for so much of the taxes assessed against the Secured Property or any part thereof as is equal to the tax rate applied to the amount due on this Instrument or any part thereof, and no deductions shall otherwise be made or claimed from the taxable value of the Secured Property or any part thereof by reason of this Instrument or the Secured Indebtedness.

Section 3.2           No Release. Borrower agrees, that in the event the Secured Property is sold with the written consent of Administrative Agent and Administrative Agent enters into any agreement with the then owner of the Secured Property extending the time of payment of the Secured Indebtedness, or otherwise modifying the terms hereof, Borrower shall continue to be liable to pay the Secured Indebtedness according to the tenor of any such agreement unless expressly released and discharged in writing by Administrative Agent.

Section 3.3           Notices. Any and all notices, elections or demands permitted or required to be made under this Instrument shall be in writing, signed by the party giving such notice, election or demand, and shall be delivered personally, or sent by recognized overnight delivery service (such as FedEx or UPS), or sent by registered or certified United States mail, postage prepaid, to the other party at the address set forth below, or at such other address as may have theretofore been designated by written notice delivered in the manner aforesaid.  The date of personal delivery (by courier or overnight delivery) or the second (2nd) day following the date of mailing, as the case may be, shall be deemed the date of delivery of any such notice, election or demand.  A notice shall be deemed delivered on the attempted date of delivery if it is properly addressed and rejected by the recipient. For the purposes of this Instrument:

The address of Administrative Agent:	The PrivateBank and Trust Company
120 S. LaSalle Street
Chicago, Illinois 60603
Attn: Commercial Real Estate

With a copy to:	The PrivateBank and Trust Company
Atlanta Financial Center
3343 Peachtree Road
Atlanta, Georgia 30326
Attn: Brad Barton

And to:	Miller & Martin PLLC
1180 West Peachtree Street NW
Suite 2100
Atlanta, Georgia 30309
Attn: Charles A. Brake, Jr., Esq.
Fax: (404) 962-6347

The address of Borrower:	CB Owner, LLC
c/o Catalyst Development Partners
880 Glenwood Avenue, Suite H
Atlanta, Georgia 30316
Attn: Mr. Rob Meyer
Fax: (404) 890-5681

With a copy to:	c/o Bluerock Real Estate LLC
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attn: Jordan Ruddy and Michael Konig, Esq.
Fax: (646) 278-4220

And to:	Nelson Mullins Riley & Scarborough LLP
201 17th Street NW, Suite 1700
Atlanta, Georgia 30363
Attn: Eric R. Wilensky, Esq.
Fax: (404) 322-6050

Section 3.4           Binding Obligations. The provisions and covenants of this Instrument shall run with the land, shall be binding upon Borrower and shall inure to the benefit of Administrative Agent, Lenders, subsequent holders of this Instrument and their respective successors and assigns. For the purpose of this Instrument, the term “Borrower” shall mean Borrower named herein, any subsequent owner of the Secured Property, and their respective heirs, executors, legal representatives, successors and assigns. All undertakings hereunder shall be deemed to be the joint and several obligations of all parties comprising Borrower.

Section 3.5           Captions. The captions of the Sections of this Instrument are for the purpose of convenience only and are not intended to be a part of this Instrument and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

Section 3.6           Further Assurances. Borrower shall do, execute, acknowledge and deliver, at the sole cost and expense of Borrower, all and every such further acts, deeds, conveyances, assignments, estoppel certificates, notices of assignment, transfers and assurances as Administrative Agent may reasonably require from time to time in order to better assure, convey, assign, transfer and confirm unto Administrative Agent, the rights now or hereafter intended to be granted to Administrative Agent and/or any Lender under this Instrument, any other instrument executed in connection with this Instrument or any other instrument under which Borrower may be or may hereafter become bound to convey, transfer or assign to Administrative Agent for carrying out the intention of facilitating the performance of the terms of this Instrument. Upon any failure by Borrower so to do, Administrative Agent may make, execute, record, file, re-record and/or refile any and all such deeds to secure debt, security agreements, financing statements, continuation statements, instruments, certificates and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender the agent and attorney-in-fact of Borrower so to do. The lien and/or security title of this Instrument and the security interest created hereby will automatically attach, without further act, to all after-acquired property attached to and/or used in the operation of the Secured Property or any part thereof.

Section 3.7           Severability. Any provision of this Instrument which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

Section 3.8           General Conditions.

(a)          All covenants hereof shall be construed as affording to Administrative Agent and Lenders rights additional to and not exclusive of the rights conferred under the provisions of applicable laws of the state in which the Land is located.

(b)          This Instrument cannot be altered, amended, modified or discharged orally and no agreement shall be effective to modify or discharge it in whole or in part, unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment or discharge is sought. Notwithstanding the foregoing, this Instrument may be amended and modified from time to time by instruments signed only by Borrower if the sole purpose of such instruments is to encumber additional real property by this Instrument.

(c)          No remedy herein conferred upon or reserved to Administrative Agent or any Lender is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Administrative Agent or any Lender in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein. Acceptance of any payment after the occurrence of an Event of Default shall not be deemed to waive or cure such Event of Default; and every power and remedy given by this Instrument to Administrative Agent or any Lender may be exercised from time to time as often as may be deemed expedient by Administrative Agent or such Lender. Nothing in this Instrument shall affect the obligation of Borrower to pay the Secured Indebtedness in the manner and at the time and place expressed in the Loan Agreement.

(d)          No waiver by Administrative Agent or any Lender will be effective unless it is in writing and then only to the extent specifically stated. Without limiting the generality of the foregoing, any payment made by Administrative Agent for insurance premiums, taxes, assessments, water rates, sewer rentals or any other charges affecting the Secured Property, shall not constitute a waiver of Borrower’s default in making such payments and shall not obligate Administrative Agent or any Lender to make any further payments.

(e)          Administrative Agent shall have the right to appear in and defend any action or proceeding, in the name and on behalf of Borrower which Administrative Agent, in its discretion, feels may adversely affect the Secured Property or this Instrument. Administrative Agent shall also have the right to institute any action or proceeding which Administrative Agent, in its discretion, feels should be brought to protect its interest in the Secured Property or its rights hereunder. All costs and expenses incurred by Administrative Agent in connection with such actions or proceedings, including, without limitation, reasonable attorneys’ fees at standard hourly rates, (without regard to any statutory attorneys’ fees provisions) shall be paid by Borrower, on demand.

(f)          In the event of the passage after the date of this Instrument of any law of any governmental authority having jurisdiction, deducting the Secured Indebtedness from the value of the Secured Property for the purpose of taxation, affecting any lien thereon or changing in any way the laws of the taxation of mortgages or debts secured by mortgages for federal, state or local purposes, or the manner of the collection of any such taxes, so as to affect this Instrument, Borrower shall promptly pay to Administrative Agent, on demand, all taxes, costs and charges for which Administrative Agent is or may be liable as a result thereof, provided said payment shall not be prohibited by law or render any obligations under the Loan Agreement usurious, in which event Administrative Agent may declare the Secured Indebtedness to be due and payable within thirty (30) days of the date of such notice.

(g)          Borrower acknowledges that it has received a true copy of this Instrument.

(h)          For the purposes of this Instrument, all defined terms and personal pronouns contained herein shall be construed, whenever the context of this Instrument so requires, so that the singular shall be construed as the plural and vice versa and so that the masculine, feminine or neuter gender shall be construed to include all other genders.

(i)          No provision of this Instrument shall be construed against or interpreted to the disadvantage of Borrower, Administrative Agent or any Lender by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted, prepared, structured or dictated such provision.

(j)          Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any note or instrument evidencing a portion of the Secured Indebtedness, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of such note or instrument, Borrower shall execute and deliver, in lieu thereof, a replacement note or instrument, identical in form and substance to the original note or instrument and dated as of the date of the original note or instrument and upon such execution and delivery all references in this Instrument and the other Loan Documents to the original note or instrument shall be deemed to refer to such replacement note or instrument.

(k)          Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower under the Loan Agreement, this Instrument, and the other Loan Documents.

(l)          Whenever the Loan Agreement, this Instrument, or any other Loan Document requires the consent, approval, waiver, acceptance, satisfaction or expression of opinion of, or the taking of any discretionary act by Administrative Agent, the right, power, privilege and option of Administrative Agent to withhold or grant its consent shall not be exhausted by the exercise thereof on one or more occasions, but shall be a continuing right, power, privilege and option of Administrative Agent with respect to any such matters.

Section 3.9           LEGAL CONSTRUCTION. THE ENFORCEMENT OF THIS INSTRUMENT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED BY THE LAWS OF THE STATE OF GEORGIA. NOTHING IN THIS INSTRUMENT, THE LOAN AGREEMENT OR IN ANY OTHER AGREEMENT AMONG BORROWER, ADMINISTRATIVE AGENT AND/OR LENDERS SHALL REQUIRE BORROWER TO PAY, OR ADMINISTRATIVE AGENT AND LENDERS TO ACCEPT, INTEREST IN AN AMOUNT WHICH WOULD SUBJECT ADMINISTRATIVE AGENT AND/OR ANY LENDER TO ANY PENALTY UNDER APPLICABLE LAW. IN THE EVENT THAT THE PAYMENT OF ANY INTEREST DUE HEREUNDER OR UNDER THE LOAN AGREEMENT OR ANY SUCH OTHER AGREEMENT WOULD SUBJECT ADMINISTRATIVE AGENT AND/OR ANY LENDER TO ANY PENALTY UNDER APPLICABLE LAW, THEN AUTOMATICALLY THE OBLIGATIONS OF BORROWER TO MAKE SUCH PAYMENT SHALL BE REDUCED TO THE HIGHEST RATE AUTHORIZED UNDER APPLICABLE LAW.

Section 3.10         No Oral Representations Authorized. This Instrument, together with the other Loan Documents, constitute the entire agreement between the parties with respect to the subject matter hereof and hereby supersedes all prior communications, understandings, and agreements related to this transaction, whether oral or written. Borrower represents and warrants that it has not relied on any representations or statements of Administrative Agent or any Lender (other than those representations explicitly set forth in the Loan Documents) and Borrower further agrees that Borrower shall not be entitled to rely in the future on any representations, actions, omissions or statements of Administrative Agent or any Lender that are not incorporated into a formal amendment to the Loan Documents.

Section 3.11         Attorneys’ Fees. Unless expressly stated otherwise, references in this Instrument to the recovery of attorneys’ fees by Administrative Agent shall be deemed to refer to reasonable attorneys’ fees at standard hourly rates actually incurred (without regard to any statutory attorneys’ fees provisions) and all reasonable costs of collection.

Section 3.12         Intentionally Omitted.

Section 3.13         WAIVER. BORROWER DOES HEREBY EXPRESSLY WAIVE ANY AND ALL BENEFITS BORROWER MAY HAVE UNDER O.C.G.A. §44-14-85 TO CLAIM OR ASSERT THAT THE SECURED INDEBTEDNESS HAS BEEN REINSTATED IN ACCORDANCE WITH ITS TERMS FOLLOWING THE WITHDRAWAL OF ANY FORECLOSURE PROCEEDING BY ADMINISTRATIVE AGENT OR ANY LENDER, AND ACKNOWLEDGES AND AGREES THAT REINSTATEMENT SHALL OCCUR ONLY UPON WRITTEN AGREEMENT OF ADMINISTRATIVE AGENT.

Section 3.14         Intentionally Omitted.

Section 3.15         Insurance Proceeds. Notwithstanding anything contained in this Instrument to the contrary, and so long as there is then no Event of Default existing and continuing under this Instrument, and further subject to the other terms and conditions of this Instrument, Administrative Agent agrees that net insurance proceeds will be made available to Borrower for restoration of the Secured Property provided that:

(a)          Within ninety (90) days of a casualty, Borrower shall notify Administrative Agent of Borrower’s intention to use the proceeds to repair or restore the Secured Property to as nearly as practicable as the condition immediately prior to the casualty; and

(b)          Administrative Agent shall have determined, in its reasonable judgment, that (i) the cost of the repair and restoration will not exceed $5,000,000.00, (ii) the repair and restoration can be completed within six (6) months, and (iii) that sufficient funds (including the net insurance proceeds and the Shortfall Funds (defined below)) are available or committed on terms satisfactory to Administrative Agent to complete and pay for the restoration and repair of the Secured Property in accordance with all then applicable building code requirements and such funds shall be held by Administrative Agent during the course of the repair and restoration for administration in accordance with the provisions of this paragraph; and

(c)          Borrower shall have deposited with Administrative Agent an amount determined by Administrative Agent, in its sole but reasonable discretion, to be sufficient to cover any shortfall between the amount of insurance proceeds actually received and the actual cost of the repair and restoration of the Secured Property (such amount, the “Shortfall Funds”); and

(d)          Such proceeds are used solely for the restoration of the Secured Property; and

(e)          If Administrative Agent requests to escrow such proceeds, such funds will be disbursed by Administrative Agent to Borrower subject to construction loan disbursement procedures satisfactory to Administrative Agent; and

(f)           Such casualty loss does not occur during the last six (6) months of the term of the Notes; and

(g)          There has been no material adverse change, in Administrative Agent’s reasonable judgment, in the financial condition of Borrower since the date hereof; and

(h)          Borrower shall furnish to Administrative Agent plans and specifications for the repair or restoration of the Secured Property reasonably satisfactory to Administrative Agent; and

(i)           If the cost to repair or restore the Secured Property exceeds $500,000.00, then the general contractor selected by Borrower to perform the work of repairing or restoring the Secured Property (the “Contractor”) shall be approved by Administrative Agent in its reasonable discretion and the contract between Borrower and the Contractor, the Contractor’s financial statements and an estimated progress schedule shall be submitted to, and approved by Administrative Agent in its reasonable discretion.

Section 3.16         Due on Sale. Subject to the terms of the Loan Documents, in the event Borrower sells or transfers all or any portion of the Secured Property in violation of the Loan Documents, the entire indebtedness evidenced by the Notes shall immediately become due and payable.

[EXECUTION ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower has executed this Instrument under seal, as of the date first above written.

Signed, sealed and delivered by Borrower
in the presence of:	CB OWNER, LLC, a Delaware limited liability company

/s/ [illegible]
Unofficial Witness

/s/ Stephanie M. Woodall	By:	/s/ Robert Myer
Notary Public	Name:	Robert Myer
	Title:	President
My Commission Expires:	(SEAL)
11/24/17

NOTARIAL SEAL
Stephanie M. Woodall
Cobb County
Notary Public
Georgia
Expires Nov. 24, 2017

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

All that tract of land lying or being Land Lot 6, 17th District, Fulton County and the City of Atlanta, Georgia, and being more particularly described as follows:

BEGINNING at a 1/2 inch re-bar found at the intersection of the southerly right of way of Interstate 85, a variable width right of way, and the westerly right of way of Cheshire Bridge Road, also a variable width right of way; THEN leaving the right of way of Interstate 85, proceed the following courses along the said westerly right of way of Cheshire Bridge Road: South 55 degrees 38 minutes 44 seconds East for 30.92 feet to a 1/2 inch re-bar found; THEN South 06 degrees 51 minutes 23 seconds East for 248.74 feet to a nail found; THEN South 28 degrees 07 minutes 38 seconds East for 42.38 feet to a 1/2 inch re-bar found; THEN South 67 degrees 28 minutes 12 seconds West for 145.43 feet to a 1/2 inch re-bar found; THEN South 00 degrees 42 minutes 52 seconds West for 123.24 feet to a 1/2 inch re-bar found; THEN North 88 degrees 37 minutes 53 seconds West for 43.35 feet to a 1/2 inch re-bar found; THEN South 09 degrees 34 minutes 54 seconds East for 86.90 feet to a 1/2 inch re-bar found; THEN North 89 degrees 25 minutes 02 seconds West for 172.15 feet to a 1/2 inch open top pipe found; THEN North 25 degrees 59 minutes 36 seconds West for 95.01 feet to a point; THEN North 26 degrees 42 minutes 06 seconds West for 470.00 feet to a point on the southerly variable right of way of Interstate 85; THEN continue the following courses along said southerly right of way of Interstate 85; North 82 degrees 57 minutes 58 seconds East for 105.01 feet to a 1/2 inch re-bar found; THEN North 79 degrees 50 minutes 07 seconds East for 257.68 feet to a point; THEN North 89 degrees 59 minutes 21 seconds East for 156.66 feet to a 1/2 inch re-bar found at the POINT OF BEGINNING.

Said property contains 4.877 acres more or less on that certain Survey for Catalyst Development Partners; fidelity National Title Insurance Company; Bluerock Real Estate, LLC; CB Owner, LLC, as Trustee under the BR/CDP Cheshire Bridge Trust Agreement dated May 29, 2015; and The Private Bank dated March 12, 2015, last revised November 20, 2015 by Bentley-Cranton Group, bearing the seal and certification of Douglas R. Bentley, GRLS No. 2535, said survey being incorporated herein by this reference.

EXHIBIT “B”

PERMITTED ENCUMBRANCES

1.          All taxes for the year 2016 and subsequent years, not yet due and payable.

2.          Slope and maintenance easements and limitation of access as contained in that certain Order as entered in that certain Condemnation – State Highway Department of Georgia vs. Mrs. Mary C. Caldwell, et al, being Case no. A-35545, dated May 8, 1953, filed for record May 29, 1953, recorded in Deed Book 2848, Page 476, Records of Fulton County, Georgia.

3.          Drainage rights and limitation of access as contained in that certain Right of Way Deed from Mrs. Mary C. Caldwell (formerly Miss Mary Crease) to the State Highway Department of Georgia, dated May 19, 1953, filed for record October 20, 1954, recorded in Deed Book 2933, Page 68, aforesaid records.

4.          Sewer Easement from Tri Oil, Inc. to the City of Atlanta, a municipal corporation, dated February 15, 1962, filed for record March 14, 1962, recorded in Deed Book 3853, page 217, aforesaid records.

5.          Sewer Easement from G.W. Bennett to the City of Atlanta, a municipal corporation, dated January 31, 1962, filed for record April 6, 1962, recorded in Deed Book 3865, Page 67, aforesaid records.

6.          Easement from Monaco, Inc. to Georgia Power Company, dated March 24, 1977, filed for record April 25, 1977, recorded in Deed Book 6688, Page 123, aforesaid records.

7.          Limitation of access as contained in that certain Right of Way Deed (Limited Access) from The First National Bank of Atlanta to the Department of Transportation, dated October 1, 1980, filed for record October 10, 1980, recorded in Deed Book 7668, Page 19, aforesaid records.

8.          Stormwater Management Facility Inspection and Maintenance/Indemnification Agreement from C.B. Owner, LLC to City of Atlanta, dated August 19, 2015, filed for record August 27, 2015, recorded in Deed Book 55310, Page 366, aforesaid records.

9.          All those matters as disclosed by that certain plat recorded in Plat Book 383, Page 112, aforesaid records.

10.        Those matters as disclosed by that certain survey entitled “Survey For: Catalyst Development Partners; fidelity National Title Insurance Company; Bluerock Real Estate, LLC; CB Owner, LLC, as Trustee under the BR/CDP Cheshire Bridge Trust Agreement dated May 29, 2015; and The Private Bank dated March 12, 2015, last revised November 20, 2015 by Bentley-Cranton Group, bearing the seal and certification of Douglas R. Bentley, GRLS No. 2535, as follows:

a.           Asphalt with parking spaces crossing the easterly boundary line of subject property;

b.           Sign crossing the easterly boundary line of subject property;

c.           Overhead power lines crossing the southeasterly boundary line of subject property;

d.           Curbing crossing the southerly boundary line of subject property;

e.           Creek traversing the westerly portion of subject property and crossing the southerly boundary line of subject property;

f.            Wire fence crossing the westerly boundary line of subject property; and

g.           Chain link fence crossing the southerly boundary line of subject property.

EXHIBIT “C”

Schedule 1

(Description of “Debtor” and “Secured Party”)

A.	Debtor:

(1)	Name and Identity or Corporate Structure: CB OWNER, LLC, a Delaware limited liability company

(2)	The residence or principal place of business of Debtor in the State of Georgia is located in Fulton County, Georgia.

(3)	If Debtor has more than one place of business in the State of Georgia, Debtor's chief executive office in the State of Georgia is located at __________ County, Georgia. N/A

(4)	Debtor has been using or operating under said name and identity or corporate structure without change since: May 22, 2015.

B.	Secured Party:

The Private Bank and Trust Company

Schedule 2

(Notice of Mailing Addresses of “Debtor” and “Secured Party”)

A.	The mailing address of Debtor is:

CB Owner, LLC

c/o Catalyst Development Partners

880 Glenwood Avenue, Suite H

Atlanta, Georgia 30316

Attn: Mr. Rob Meyer

and

c/o Bluerock Real Estate LLC

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attn: Jordan Ruddy and Michael Konig, Esq.

B.	The mailing address of Secured Party is:

The PrivateBank and Trust Company

120 S. LaSalle Street

Chicago, Illinois 60603

Attn: Commercial Real Estate

The PrivateBank and Trust Company

Atlanta Financial Center

3343 Peachtree Road

Atlanta, Georgia 30326

Attn: Brad Barton

- 5 -